Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SmartStop Self Storage REIT, Inc.

Ladera Ranch, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-214848) and Form S-8 (No. 333-265639) of SmartStop Self Storage REIT, Inc. of our report dated March 18, 2024, relating to the consolidated financial statements and schedule, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Costa Mesa, California

March 18, 2024